SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: February 6, 1998


                             MEDICAL DYNAMICS, INC.
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                         Commission file number: 0-8632

          Colorado                                        84-0631765
-------------------------------                           ----------------------
(State or other jurisdiction of                           (IRS Employer
incorporation or organization)                            Identification Number)


         99 Inverness Drive East
           Englewood, Colorado                          80112
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(Address of principal executive offices)              (Zip Code)


               Registrant's telephone number, including area code:
                                 (303) 790-2990

                                 not applicable
                  --------------------------------------------
                  former name or former address, if applicable







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Item 2: Acquisition or Disposition of Assets

     On February 6, 1998, Medical Dynamics, Inc. ("MEDY") completed the acquisition of Information Presentations Systems, Inc. ("IPS") of Marietta, Georgia. In its eight year history, IPS has become one of the nation's largest suppliers of customized multimedia systems for use in a variety of dental operatory environments. IPS has been involved in the development and marketing of several dental technology products, including intra-oral video cameras, video and computer image storage systems, patient management systems, and digital radiography and micro-abrasion instruments. In connection with the acquisition, MEDY issued 320,000 shares of its common stock and paid $200,000 cash to the two shareholders of IPS. The business and assets of IPS were acquired by MEDY's
wholly-owned  subsidiary,   Computer  Age  Dentist,  Inc.  ("CADI").  CADI  will
integrate IPS's sales and technical support operations with CADI's software business. As a result, CADI will handle the sale, installation, training and follow-up support for the expanded line of dental products.

     IPS's  principals  include R. Scott  McLaughlin  and Don C.  Jackson.  As a result of completing the acquisition, Mr. McLaughlin became Vice President/National Sales Manager for CADI, and Mr. Jackson became CADI's Vice President/Harware Product Development and Technical Services. Mr. McLaughlin (51 years old) has been one of the two principals of IPS since its inception in 1990. Before that, Mr. McLaughlin was with Unisys Corporation and its predecessor company, the Oakleaf Corporation for eleven years in sales management, and (previously) General Motors Corporation for eleven years in financial analysis. Mr. McLaughlin attended the University of South Florida in 1966 through 1967.

     Mr. Jackson (49 years old) has been the other principal of IPS since its inception. Mr. Jackson was Southeast Vice president of the Auto Division of Unisys and its predecessor, Oakleaf, for approximately twelve years before 1990. While at Oakleaf before its purchase by Unisys, Mr. Jackson was the Executive Vice President of Oakleaf at a time when that corporation grew from six to approximately 400 employees. Mr. Jackson obtained a Bachelor of Science degree in Electrical Engineering from Wayne State University in 1972.

     At the time of the acquisition, IPS employed approximately five people, including Messrs. McLaughlin and Jackson. Mr. McLaughlin and Mr. Jackson each entered into five-year employment contracts with CADI as a result of the acquisition. IPS also retained ten contract sales representatives and five contract installation technicians. IPS has a base of more than 1,000 customer installations throughout the United States. During the year ended December 31, 1997, IPS is estimated to have achieved unaudited gross revenues of more than $3,000,000. MEDY intends to leave the IPS operations in Marietta, Georgia, although IPS will be administered out of CADI's offices in Los Angeles, California.






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     Certain statements  contained in this report,  such as the possibility that
MEDY's acquisition of IPS may occur, may be forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks. There can be no assurance that MEDY will be able to integrate IPS's operations and administration into its CADI operations.

Item 7.  Financial Statements and Exhibits

     (a)  Financial Statements of Business Acquired

               Not required.

     (b)  Pro Forma Financial Information

               Not required.

     (c)  Exhibits

     1.   Agreement and Plan of Merger






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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            MEDICAL DYNAMICS, INC.



February 11, 1998                           By: /s/ Van A. Horsley
                                               ---------------------------------
                                               Van A. Horsley, President